UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 23, 2012 (August 23, 2012)

TICC CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0188736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 23, 2012, TICC Capital Corp. (the “Company”) issued a press release announcing that it had completed the sale of notes in a $160,000,000 collateralized loan obligation transaction. A copy of the press release is attached hereto as Exhibit 99.1.

The senior notes offered in this transaction (the “Notes”) were issued by TICC CLO 2012-1 LLC, a newly formed special purpose vehicle (the “Issuer”), which is a wholly-owned subsidiary of the Company, and are backed by a diversified portfolio of bank loans. The secured Notes (the “Secured Notes”) were issued as Class A-1 senior secured floating rate notes which have an initial face amount of $88,000,000, are rated AAA/Aaa by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, and bear interest at the three-month London Interbank Offered Rate (“LIBOR”) plus 1.75%, Class B-1 senior secured floating rate notes which have an initial face amount of $10,000,000, are rated AA/Aa2 by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, and bear interest at three-month LIBOR plus 3.50%, Class C-1 secured deferrable floating rate notes which have an initial face amount of $11,500,000, are rated A/A2 by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, and bear interest at three-month LIBOR plus 4.75%, and Class D-1 secured deferrable floating rate notes which have an initial face amount of $10,500,000, are rated BBB/Baa2 by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, and bear interest at three-month LIBOR plus 5.75%. The Company retained all of the subordinated notes of the Issuer (the “Subordinated Notes”), which have an initial face amount of $40,000,000, and purchased a portion of the Class D-1 secured deferrable floating rate notes having an initial face value of $3,000,000. The Subordinated Notes do not bear interest and are not rated. Both the Secured Notes and the Subordinated Notes have a stated maturity date of August 25, 2023 and are subject to a two year non-call period. The Issuer has a four year reinvestment period.

As part of this transaction, the Company entered into a master loan sale agreement with the Issuer under which the Company sold certain bank loans to the Issuer in exchange for a combination of cash and the issuance of the Subordinated Notes to the Company. The Company has made customary representations, warranties and covenants in this master loan sale agreement.

In connection with the issuance and sale of the Notes, the Company has made customary representations, warranties and covenants in the purchase agreement by and between the Company, the Issuer and Guggenheim Securities, LLC, which served as the initial purchaser of the Notes.  The Secured Notes are the secured obligations of the Issuer, and an indenture governing the Notes includes customary covenants and events of default.  The Notes were sold in a private placement transaction and have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The Company will serve as collateral manager to the Issuer under a collateral management agreement, which contains customary representations, warranties and covenants. Under the collateral management agreement, the Company will perform certain investment management functions, including supervising and directing the investment and reinvestment of the Issuer’s assets, as well as perform certain administrative and advisory functions.

The Bank of New York Mellon Trust Company, N.A. will serve as collateral administrator to the Issuer under a collateral administration agreement. The Company has also made customary representations, warranties and covenants in the collateral administration agreement.

The descriptions of the documentation relating to this transaction contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, attached hereto as Exhibits 10.1 through 10.5 and incorporated into this Current Report on Form 8-K by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated August 13, 2012, by and among TICC Capital Corp., TICC CLO 2012-1 LLC and Guggenheim Securities, LLC
10.2	Master Loan Sale Agreement, dated August 23, 2012, by and among TICC Capital Corp. and TICC CLO 2012-1 LLC
10.3	Indenture, dated August 23, 2012, by and between TICC CLO 2012-1 LLC and The Bank of New York Mellon Trust Company, National Association
10.4	Collateral Management Agreement, dated August 23, 2012, by and between TICC CLO 2012-1 LLC and TICC Capital Corp.
10.5	Collateral Administration Agreement, dated August 23, 2012, by and among TICC CLO 2012-1 LLC, TICC Capital Corp. and The Bank of New York Mellon Trust Company, National Association
99.1	Press Release, dated August 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2012	TICC CAPITAL CORP.

By: /s/ Jonathan H. Cohen
Jonathan H. Cohen
Chief Executive Officer